Exhibit 99.1

JAZZ PHARMACEUTICALS COMPLETES EUSA PHARMA ACQUISITION

Acquisition is accretive to Jazz Pharmaceuticals’ earnings with expected incremental adjusted

EPS of $0.25 to $0.30 in 2012

Company’s portfolio of specialty products broadens to include Erwinaze™ (asparaginase Erwinia chrysanthemi), a life-saving treatment for a form of leukemia that primarily affects children

Company’s international business to retain the EUSA Pharma name

DUBLIN, June 12, 2012 — Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced the closing of its acquisition of EUSA Pharma, a privately-held, specialty pharmaceutical company with a commercial presence in the U.S. and EU and a global distribution network. The acquisition brings a significant new specialty product to the company’s U.S. product portfolio with Erwinaze™ (asparaginase Erwinia chrysanthemi), a life-saving treatment for patients with acute lymphoblastic leukemia. Following the closing, Jazz Pharmaceuticals now also markets a portfolio of oncology and critical care products outside of the U.S., including Erwinase®, leveraging EUSA Pharma’s international sales and marketing capabilities.

Jazz Pharmaceuticals acquired EUSA Pharma for $680 million in cash, which reflects a base price of $650 million and approximately $30 million of adjustments for EUSA’s working capital, cash and certain liabilities, plus a potential $50 million milestone payable based upon Erwinaze achieving a specified U.S. net sales target in 2013. The transaction was financed with cash on hand and proceeds from a six-year $475 million term loan with an initial interest rate based on a LIBOR rate, subject to a floor of 1.0 percent, plus 4.25 percent per annum. Jazz Pharmaceuticals has also arranged a revolving credit facility for $100 million, which is undrawn and has a five year term. Post-closing, the company’s cash balance is in excess of $100 million.

“This transaction furthers our mission to improve patients’ lives by growing our portfolio of specialty therapies that address significant medical needs,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “The addition of EUSA Pharma as our new international business also expands our global footprint and brings additional marketed products and development opportunities to the company. We are also pleased to bring new talent to the company from EUSA Pharma to help us pursue our goals as a specialty biopharmaceutical company dedicated to reaching patients who have very specific needs.”

Jazz Pharmaceuticals expects to issue updated guidance for the combined company in conjunction with the upcoming announcement of its second quarter 2012 financial results. The EUSA Pharma transaction is expected to be accretive to earnings in 2012, adding expected incremental revenue of $90 million to $100 million and an estimated additional $0.25 to $0.30 in adjusted earnings per share.

EUSA Pharma’s business outside of the U.S. will retain its existing name, with responsibility for marketing a portfolio of products outside of the U.S., including managing the pan-European presence and distribution network in numerous additional territories. This business will be led by Bryan Morton, founder and former CEO and President of EUSA Pharma. The current portfolio consists of specialist hospital products which are sold in over 79 countries globally, including: Erwinase®, Caphosol® (supersaturated calcium phosphate rinse), Collatamp® (lyophilized collagen implant impregnated with the aminoglycoside antibiotic gentamicin), Fomepizole® (fomepizole), Kidrolase® (Escherichia coli L-asparaginase) and Xenazine® (tetrabenazine).

About Jazz Pharmaceuticals

Jazz Pharmaceuticals plc is a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing products that address unmet medical needs. The company has a diverse portfolio of products in the areas of narcolepsy, oncology, pain, psychiatry and women’s health. The company’s U.S. marketed products in these areas include: Xyrem® (sodium oxybate), ErwinazeTM (asparaginase Erwinia chrysanthemi), Prialt® (ziconotide intrathecal infusion), FazaClo® (clozapine USP) HD and LD, Luvox CR® (fluvoxamine maleate) and Elestrin® (estradiol gel 0.06%). Outside of the U.S., Jazz Pharmaceuticals also has a number of products marketed by an international division, EUSA Pharma.

Non-GAAP Financial Measures

In this press release, Jazz Pharmaceuticals uses the non-GAAP measure adjusted earnings per share. Jazz Pharmaceuticals believes that this non-GAAP financial measure is helpful in understanding its past financial performance and its potential future results. It is not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. Jazz Pharmaceuticals’ management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of Jazz Pharmaceuticals’ employees is based in part on the performance of its business based on non-GAAP measures. In addition, Jazz Pharmaceuticals believes that the use of non-GAAP measures enhances the ability of investors to compare its results from period to period. Investors should note that adjusted earnings per share, as used by Jazz Pharmaceuticals, may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by Jazz Pharmaceuticals’ competitors and other companies.

This press release contains a forward-looking estimate of the adjusted earnings per share contribution resulting from the acquisition. As used in this press release, with respect to estimated adjusted earnings per share contribution resulting from the acquisition, adjusted earnings per share excludes from GAAP net income per diluted share: amortization of intangible assets, share-based compensation, purchase accounting inventory step-up adjustments, transaction and integration costs, other non-cash items and the tax effect of these adjustments to GAAP net income. Reconciliation of the estimated adjusted earnings per share contribution to GAAP net income per share is not provided because Jazz Pharmaceuticals has not yet completed the necessary valuation of the various assets acquired in the acquisition, for accounting purposes, or an allocation of the purchase price among the various types of assets. Accordingly, the amount of depreciation and amortization and purchase accounting inventory step-up adjustments that will be included in the additional GAAP net income are not accessible or estimable at this time, and are therefore not available without unreasonable effort. The amount of such additional resulting depreciation and amortization and purchase accounting inventory step-up adjustments could be significant, such that actual GAAP net income per share would vary substantially from the estimated adjusted earnings per share contribution included in this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to future financial results and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks associated with business combination transactions, such as the risk that acquired businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including uncertainty of expected financial performance and results; disruption from the previously completed Azur Pharma merger and/or the acquisition of EUSA Pharma and related integration efforts, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and the calculations of, and factors that may impact the calculations of, the purchase price in connection with the acquisition of EUSA Pharma and the allocation of such purchase price to the net assets acquired in accordance with applicable accounting rules and methodologies; as well as other risks related Jazz Pharmaceuticals’ business, including dependence on sales of Xyrem® and its ability to increase sales of Xyrem and other products; and those other risks detailed from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals’ SEC filings and reports (Commission File No. 001-33500), including in Jazz Pharmaceuticals’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, as updated by Jazz Pharmaceuticals’ Current Report on Form 8-K filed on June 4, 2012. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

Contact

Ami Knoefler

Executive Director, Investor Relations &

Corporate Communications

Jazz Pharmaceuticals plc

Ireland                 + 353 1 638 1032

U.S.                     + 1 650 496 2947

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